1
FINANCIAL
STATEMENT
REVIEW REPORT
Period Ended
December
31, 202
Gree
n
Energy Globa
l
Inc.

2
Table of Contents
Certified Public Accountants

3

..
 4
Income Statement

 5
Statement of Cash Flow

...
 6
Notes to Financial

.. 7-8

3
Certified Public Accountants Review Report
To: Management
Green Energy Glob
al
Inc.
We have reviewed the accompanying financial statements of GREEN ENERGY GLOBAL INC.
,

which comprise the balance
sheet As of December 31,
, and the related statements of income, statement of equity, and cash flows for the period then ended,

and

the

related

notes

to the

financial

statements.

A

review

includes

primarily

applying

analytical

procedures

to
management's

financial

data

and

making

inquiries

of

company

management.

A

review

is

substantially

less

in

scope

than

an
audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do
not express such an opinion.
Management's Responsibility for
t
he Financia
l
Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles

generally

accepted

in

the

United

States

of

America;

this

includes

the

design,

implementation,

and

maintenance

of
internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.
Accountant's Responsibility
Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review
Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should
be made to the financial statements for them to be in accordance with accounting principles

generally

accepted in the

United
States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.
W
e
are
required to b
e
independen
t
of GREE
N
ENERGY GLOBA
L
I
NC.

and
to
mee
t
o
ur
other ethical responsibilities, in
accordanc
e
wi
th
the
r
eleva
nt
ethical
r
equirements
r
elated
t
o our review.
Accountant's Conclusion
Based

on

our

review,

we

are not

aware

of

any

material

modifications

that

should

be

made

to the

accompanying

financial
statements in order for them to be in accordance with accounting principles generally accepted in the United States of Americ
a.

Going
Co
ncern
Un
certainty
The accompanyin
g
financial statements referred to above hav
e
bee
n
prepare
d
assuming th
at
the Company will continue as a
going conc
ern.
As discusse
d
in th
e
Notes
to
the financial statements
,
the Company's present financial situatio
n
raises substantial
do
ubt abou
t
its
a
bility
t
o continue as
a
going concern.
Management's plans regardin
g
this matt
er
are
als
o
described i
n
th
e
Notes
..
The financial statements do no
t
includ
e
any
adjustments
th
at
might result from
th
e outcome of
th
is
un
certainty.
Union,
KY

May 29,  2025

Management Purposes Only

7

Green Energy Global
Inc.
Notes to Financial Statements

As
of
December 31, 202
1.Overview and Basis of Presentation
Description  of Busine ss and Basis of Present ation
Green Energy Global Inc. (GEGI) is  a utilities-s ector c orporation headquartered in Pearce, Arizona.  T he c om pany
s pec ializes in s ust ainable infrastructure and c lean energy s olutions . GEGI is  ac tiv ely engaged in large-s cale barter trans actions, including equit y-f or-ass ets arrangements and s ervic e-bas ed exc hanges , as part of its innovativ e c apit al deployment and resource ac quis it ion strategy.
T hes e f inancial s tatem ents hav e been prep ared in acc ordance with Generally Ac c epted Ac c ounting Principles  (GAAP)
is s ued by the American I ns titute of Cert if ied Public  Ac c ountants,  whic h is  a s pec ial purpose f ram ework  and not U.S.

gener ally acc epted acc ounting principles (U.S. GAAP). T he acc ounting princ iples  that c om pos e the f ram ework are appropriat e f or the preparat ion and presentat ion of small- and medium-s ized ent it y f inancial s tatem ents, bas ed on t he needs  of the financial statement users and cost and benefit considerations.
Use of Estimates
T he preparation of f inancial s tatem ents in c onf ormit y with generally acc epted acc ounting principles (GAAP) requires ma
nagement to make estimates  and ass umptions  that aff ect reported am ounts of ass ets, liabiliti es, revenues , and expenses. Ac tual results c ould dif f er f rom thes e estimates . Signif ic ant  estimates  relate to acc rued expenses, v aluation of barter trans acti ons , and useful l iv es of intangible ass ets.
Risk and Uncertainties
GEGI operates  in the utiliti es and c lean energy s ector with s ignif ic ant dependence on barter trans act ions  and equity-

f or-ass et exc hanges . T he c ompany f aces ris ks  including market volatility,  regulatory c hanges,  and uncertainties in valuat ion of  non-c ash transactions . Thes e factors may impac t future financial posit ion and operating results.
Going  Concern
The Company incurred a net loss of $50,000 for the year ended December 31, 202
, and has no recorded cash or

capital or financing. Management is actively seeking funding to support ongoing operations.
2.Summary of Sign ificant  Accounting  Policies
Cash
The Company had

cash balance at December 31, 202
..
All activities during the year were non-cash
barter-based transactions. Accordingly,
no cash receipts
or disbursements
were recorded.
Accounts Recei vable
As of December 31, 202
, GEGI had no accounts

generate
tra
ditional
ac
counts
r
eceivable balances.

Internal Use Software
The Company has not capitalized any internal use software costs as of
December 31,
..
Costs incurred
to
date have
been
ex
pensed
as
incurred.

Management Purposes Only

8

Property and Equipment
No
property
or
equipment is recorded on the balance sheet as of December 31, 202
..
The company has not acquired
significant tangible assets
d
urin
g
the
r
eporting
pe
riod.
Revenue Recognition

Performance Obligation s
The Company has not identified any performance obligations satisfied during as there were no revenue-generating
activities.
Deferred Revenue
No deferred
revenue
balances
existed
as
of
December
31,
..
Cost of
Revenue
Since
no
revenue
was
recognized,
no cost of
revenue
was
recorded
in
..
Income Taxes
The Company recorded no income tax expense
or
benefit for
,
reflecting its net loss position and lack of taxable
income.
Advertising
Advertising and promotional expenses
are
expensed as incurred. No significant advertising costs were recorded in
..
Concentrations of Credit Risk and Sign ificant  Customers
GEGI does  not  have s ignif ic ant c onc entrat ions of c redit r is k as no acc ounts r eceivable or s ignif ic ant  c ustomers were recorded during the year.
Subsequent  Events
Management has evaluat ed s ubs equent eventsthrough thedatet hes e f inanc ials tatem entswere available t o beis s ued and determined no events hav e oc c urred that require recognit ion or dis c losure.
Schedul e of Expenses
Operating expenses of approximately $50,000 for the year ended December 31,
, primarily consist of outsourced
contractor

fees

and

administrative

costs

associated

with

company

startup

and

planning

activities.

All

expenses

were
accrued and non-cash in nature.

Management Purposes Only

9

Green Energ y Global Inc.
Name of Agency Auditing Firm: Accounting Execs LLC (3003)
Contact Person Name and Title: Mary Williams (CPA)
T elephone #: (774) 322-1209

Headquarter: 311 Elm Street Ste 270

Cincinnati, OH

US A

FINANCIAL STATEMENT AUDIT REPORT
Perio d Ended Decemb er 31, 2023
Green Energy Global Inc.
2

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 8
4

Certi ed P ublic Accountants Audit Rep ort
To: Management
Green Energy Global Inc.
We have audited the a ccompanying  nancial statements of Green Energy Global Inc., which comprise the balance sheet as of Decemb er 31, 2023, and the related statements of income, statement of equity, and cash  ows for the p erio d then ended, and the related notes to the nancial statements.
Management's Resp onsibility for the Financial Statements
Management is resp onsible for the preparation and fair presentation of these  nancial state-
ments in accordance with accounting principles generally accepted in the United States of
America; this includes the design, implementation, and maintenance of internal control rel-
evant to the preparation and fair presentation of  nancial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Resp onsibility
Our resp onsibility is to express an opinion on these  nancial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the
United States of America. Those standards require that we plan a nd p erform the audit to obtain reasonable assurance ab out whether the  nancial statements are free from material misstatement.
An audit involves p erforming pro cedures to obtain audit evidence ab out the amounts and disclosures in the  nancial statements. The pro cedures selected dep end on the auditors judgment, including the assessment of the risks of material misstatement of the  nancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the nancial statements in order to design audit pro cedures that are appropriate in the circum-
stances, but not for the purp ose of expressing an opinion on the e ectiveness of the entitys internal control. An audit also includes evaluating the appropriateness of accounting p olicies used and the reasonableness of signi cant accounting estimates made by management, as well as evaluating the overall presentation of the  nancial statements.
We b elieve that the audit evidence we have obtained is su cient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the  nancial statements referred to ab ove present fairly, in all material resp ects, the  nancial p osition of Green Energy Global Inc.as of Decemb er 31, 2023, and
the results of its op erations and its cash  ows for the p erio d then ended in accordance with accounting principles generally accepted in the United States of America.
5

Going
Concern
Uncertainty
The
accompanying
 nancial
statements
have
been
prepared
assuming
that
the
Company
will
continue
as
a
going
concern.
As
discussed
in
the
Notes
to
the
 nancial
statements,
the
Companys
limited
cash
reserves
raise
substantial
doubt
about
its
ability
to
continue
as
a
going
concern.
Management's
plans
regarding
this
matter
are
also
described
in
the
Notes.
The
 nancial
statements
do
not
include
any
adjustments
that
might
result
from
the
outcome
of
this
uncertaint
y
..
Union,
KY
May
29,
202
6

Green E nergy Global Inc.
Balance Sheet (Audited)
As of Decemb er 31, 2023
Total ($)
ASSETS
Cash
209,000.00
Notes Receivable
168,800,000.00
Prepaid Exp ense - Gig Onb oarding
88,000,000.00
Carb on Credit Inventory
200,000,000.00
Mineral Rights - Silver Mine
440,000,000.00
Right of Use Contract
15,000,000.00
Copyrights and Patents
10,000,000.00
Total Assets
922,009,000.00
LIABILITIES AND EQUITY
Common Sto ck / Additional PIC
188,000,000.00
Net Income
708,000.00
Retained Earnings / Other Equity
733,301,000.00
TOTAL LIABILITIES AND EQUITY 922,009,000.00
7

Green E nergy Global Inc.
Pro t and Loss (Audited)
As of Decemb er 31, 2023
Total ($)
Barter Revenue
168,800,000.00
Barter Exp enses
168,000,000.00
Op erating Exp enses
Virtual O ce and Facilities
12,000.00
Marketing and Advertising
32,000.00
Technology and Web Development
24,000.00
Administrative Supp ort and Consulting
16,000.00
Business Travel and Lo dging
8,000.00
Total Op erating Exp enses
92,000.00
Net Income
708,000.00
8

Green E nergy Global Inc.
Statement of Cash Flows (Audited)
As of Decemb er 31, 2023
Total ($)
Barter Revenue (Non-Cash In ow)
168,800,000.00
Barter Exp enses (Non-Cash Out ow)
168,000,000.00
Net Cash Provided by Op erating Activities
708,000.00
(Net Increase in Net Assets from Non-Cash Activity)
708,000.00
Cash Flows from Financing Activities
0.00
Cash - Beginning of Year
0.00
Cash - End of Year
209,000.00
9

Green E nergy Global Inc.
Notes to Financial Statements (Audited)
As of Decemb er 31, 2023
1. Overview and Basis of Presentation
Description of Business and Basis of Presentation
Green Energy Global Inc.(GEGI)
is a utilities-sector corp oration headquartered in Pearce, Arizona. The company sp ecializes in sustainable infrastructure and clean energy solutions. GEGI is actively engaged in large-scale barter transactions, including equity-for-assets arrangements and service-based exchanges, as part of its innovative capital deployment and resource acquisition strategy. The compa-
nys diversi ed asset base includes carb on credit reserves valued at $200,000,000, silver mine ownership valued at $440,000,000, a right of use contract valued at $15,000,000, and copy-
rights and patents valued at $10,000,000, p ositioning GEGI as a leader in environmentally resp onsible development.
These  nancial statements have b een prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The accounting principles applied are appropriate for the preparation and presentation of small- and medium-sized entity  nancial statements, based on the needs of the  nancial statement users and cost and
b ene t considerations. All barter transactions are do cumented in accordance with ASC 845,
Nonmonetary Transactions, and fair value measurements comply with GAAP guidelines.
Use of Estimates
The preparation of  nancial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that a ect the rep orted amounts of assets, liabilities, revenues, and exp enses and the disclosure of contingent assets and liabilities. Actual results could di er from those estimates. Key estimates include the fair value of barter transactions, useful lives of intangible assets, valuation of carb on credits, mineral assets, and intellectual prop erty, and assessment of impairment.
Risk and Uncertainties
GEGI op erates in the utilities and clean energy sector with signi cant dep endence on barter transactions and equity-for-asset exchanges. The company faces risks including market volatility in carb on credit and mineral asset valuations, regu-
latory changes a ecting environmental or tax p olicies, and uncertainties in the valuation of non-cash transactions. Over 90% of barter revenue and exp enses are concentrated among three strategic counterparties, intro ducing p erformance risk if counterparties fail to deliver agreed services or assets. These factors may impact future  nancial p osition and op erating results.
Going Concern
The Company has limited cash on hand ($209,000) as of Decemb er 31,
2023, and relies heavily on non-cash exchanges to sustain op erations. Despite maintaining signi cant intangible assets valued at $922,009,000, the absence of substantial liquid assets presents a material uncertainty that may cast signi cant doubt on the Companys ability to
10

continue as a going concern. Management b elieves that su cient resources exist in the form of ongoing barter arrangements, strategic partnerships, and p otential asset monetization to fund op erations for the next 12 months. Plans to address this uncertainty include expanding barter-based partnerships, exploring alternative  nancing options such as equity or debt instruments, and evaluating opp ortunities to convert intangible assets into cash  ows. The nancial statements do not include any adjustments that might result from the outcome of this uncertainty.
2. Summary of Signi cant Accounting Policies
Cash
The Company rep orted a cash balance of $209,000 at Decemb er 31, 2023. The ma jority of activities during t he year were non-cash barter-based transactions, with limited cash receipts or disbursements recorded.
Notes Receivable
The Company recognized notes receivable of $168,800,000 as of De-
cemb er 31, 2023, representing the fair market value of assets received in barter transactions, primarily contracts or services exchanged for sto ck issuance. These are recorded at fair value and considered gross taxable revenue p er IRS Publication 525.
Accounts Receivable
The Company did not recognize any accounts receivable as of De-
cemb er 31, 2023, as all barter revenues were fully settled at the time of exchange through matched services or asset transfers, resulting in notes receivable.
Internal Use Software
The Company has not capitalized any internal use software costs as of Decemb er 31, 2023. Costs incurred to date have b een exp ensed as incurred.
Prop erty and Equipment
The Company holds intangible assets including mineral rights and silver mine ownership valued at $440,000,000, carb on credit inventory valued at $200,000,000
(4,000,000 tons of CO2e), a right of use contract valued at $15,000,000, and copyrights and patents valued at $10,000,000 for the founders trademark and patented pro cess, all acquired via barter or equity-based arrangements. These are considered intangible assets with inde -
nite lives sub ject to p erio dic impairment review. The Company do es not own any depreciable xed assets such as equipment, buildings, or furniture.
Revenue Recognition
The Company recognizes barter revenue in accordance with ASC
606, Revenue from Contracts with Customers, at the fair value of the consideration received or receivable, typically in the form of notes receivable or contracts. Revenue is recognized when control of go o ds or services is transferred and p erformance obligations are satis ed.
In 2023, GEGI recognized $168,800,000 in barter-based revenue, primarily from strategic partnerships involving equity-for-assets and service-based exchanges. Per IRS Publication
525 and Form 6045, barter transactions are considered gross taxable revenue, rep orted at fair market value.
11

Performance Obligations
All p erformance obligations related to barter transactions
were satis ed at a p oint in time during the rep orting p erio d. No remaining p erformance obligations existed as of Decemb er 31, 2023.
Deferred Revenue
No deferred revenue was recorded as of Decemb er 31, 2023. All barter revenues recognized were asso ciated with completed obligations, and no advance considera-
tion was received for future services.
Cost of Revenue
Barter exp enses of $168,000,000 were recognized as cost of revenue, representing the fair market value of sto ck issued in exchange for go o ds and services to generate $168,800,000 in barter-based revenue. These exp enses include professional services
($88,000,000), environmental assets such as carb on credits ($40,000,000), and mineral rights and land-based resource acquisitions ($40,000,000).
Income Taxes
The Company accounts for income taxes under ASC 740, Income Taxes.
Given that the ma jority of transactions were non-cash and barter-based, management is evaluating the applicability of IRC  1032, which stipulates that no gain or loss is recognized when a corp oration exchanges its own sto ck for prop erty or services. However, p er IRS
Publication 525 and Form 6045, barter transactions are considered gross taxable revenue at fair market value, sub ject to ordinary income tax. As of the date of this rep ort, no income taxes have b een paid or accrued due to ongoing evaluations of taxable income. The Company had no deferred tax assets or liabilities.
Advertising
Advertising costs of $32,000 were incurred through a combination of barter arrangements and cash payments. These costs are included in the total op erating exp ense line item and were exp ensed as incurred.
Concentrations of Credit Risk and Signi cant Customers
The Company engages
with a limited numb er of strategic partners for its barter transactions. During 2023, more than 90% of barter revenue and exp enses were concentrated among three counterparties.
These partnerships involve equity-for-assets exchanges and service-based barter, supp orted by formal agreements outlining p erformance obligations and resource exchanges. Although credit risk is reduced through non-cash exchanges, p erformance risk exists should counter-
parties fail to deliver agreed services or assets.
Equity-Based Comp ensation
The Company issued equity-based comp ensation includ-
ing:

Founders Equity Comp ensation: $80,000,000 in common sto ck for founder services over four years.

Gig Worker Equity Comp ensation: $88,000,000 for 11,000 task-based contractors (100 shares each at $80/share).

Company Trademark Barter: $8,000,000 in equity for name and intellectual prop erty.
12

Right of Use Contract:$12,000,000for a3-year lease.
Strategic
Partnerships
GEGIs
operations
are
supported
by
strategic
partnerships
with
three
major
counterparties,
accounting
for
over
90%
of
barter
revenue
and
expenses
in
2023.
These
partnerships
facilitate
equity-for-assets
exchanges
(e.g.,
mineral
rights
and
carbon
credits)
and
service-based
barter
(e.g.,
professional
services
for
operational
assets).
F
ormal
agreements
ensure
clear
performance
obligations
and
fair
value
assessments,
driving
GEGIs
scalable
growth
without
signi cant
cash
out ows.
Subsequent
Events
Management
has
evaluated
subsequent
events
through
May
29,
202
,
the
date
these
 nancial
statements
were
issued.
There
were
no
events
requiring
adjustment
or
disclosure
under
ASC
855,
Subsequent
Events.
Schedule
of
Expenses
The
Company
incurred
$168,000,000
in
barter-based
cost
of
rev-
enue
and
$92,000
in
operating
expenses
during
2023.
Barter-based
expenses
included:

Professional services (strategicpartnerships, onboarding, legal):$88,000,000

Environmentalassets(carbon credits):$40,000,000

Mineral rightsand land-basedresource acquisitions:$40,000,000
Operating expensesincluded:

Virtual O ce andFacilities:$12,000

Marketing and Advertising:$32,000

Technologyand WebDevelopment:$24,000

AdministrativeSupport and Consulting:$16,000

Business TravelandLodging:$8,000
Expenses arecategorizedby functionin theincomestatement butare primarilytiedto the cost of deliveringservicesor acquiringoperational assetsunder barter contracts.
ManagementPurposesOnly
13

Green E nergy Global Inc.
Name of Agency Auditing Firm: Accounting Execs LLC (3003)
Contact Person Name and Title: Mary Williams (CPA)
Telephone #: (774) 322-1209
Headquarter: 311 Elm Street Ste 270, Cincinnati, OH, USA
Management Purposes Only
14